Exhibit 5.1

[HELLER EHRMAN LLP LETTERHEAD]

July 28, 2005

Washington Mutual, Inc.

1201 Third Avenue

Seattle, Washington 98101

Re:	Legality of Securities to be Registered by Washington Mutual, Inc. Under Registration Statement on Form S–4

Ladies and Gentlemen:

We have acted as counsel to Washington Mutual, Inc., a Washington corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4, as amended (the “Registration Statement”) relating to up to 157,881,807 shares of common stock, no par value of the Company (the “Securities”). The Securities will be issued to stockholders of Providian Financial Corporation (“Providian”) pursuant to that certain Agreement and Plan of Merger dated as of June 5, 2005, by and between the Company and Providian (the “Merger Agreement”).

I.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

(a)	The Registration Statement;

(b)	The Merger Agreement and any amendments thereto;

(c)	The form of the Securities;

(d)	The Amended and Restated Articles of Incorporation (including all amendments thereto) of the Company certified by the Washington Secretary of State on June 30, 2005, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

Washington Mutual, Inc.

July 28, 2005

(e)	A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated July 27, 2005;

(f)	The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(g)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company; and

(h)	A certificate of an officer of the Company as to certain factual matters.

We have also assumed that the Securities will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor set forth in the Merger Agreement. In addition, we have also assumed that the Registration Statement will have been declared effective by the Commission prior to, and will continue to be effective at the time of, the issuance of the Securities.

II.

This opinion is limited to the federal laws of the United States of America, and the Washington business corporations act, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Merger Agreement or the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that when the Securities are issued to the stockholders of Providian in accordance with the terms of the Merger Agreement, the Securities will be duly authorized, validly issued and fully paid and non-assessable.

IV.

This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit. We consent to the filing of this letter as an exhibit to the Registration Statement and to reference to our firm in the Registration Statement. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Washington Mutual, Inc.

July 28, 2005

Very truly yours,

/S/ HELLER EHRMAN LLP